[FARNSWORTH BANCORP, INC. LETTERHEAD]


FOR IMMEDIATE RELEASE                           FOR FURTHER INFORMATION CONTACT:
---------------------                           -------------------------------
October 21, 2003                                Gary N. Pelehaty
                                                President and CEO
                                               (609) 298-0723


                   FARNSWORTH BANCORP, INC. ISSUES CORRECTION

         Bordentown, New Jersey -- Farnsworth Bancorp, Inc. (OTC BB-FNSW), the parent holding company of Peoples Savings Bank, Bordentown, New Jersey, earlier today issued a press release announcing the declaration of a $0.05 per share cash dividend payable on November 14, 2003 to stockholders of record as of the close of business on November 4, 2003. However, while the body of the press release announcing such cash dividend was accurate, the press release incorrectly contained a headline referencing a stock dividend. The Company reiterated today that it has declared a 5% cash dividend, and that any mention of a stock dividend should be disregarded.

         Peoples Savings Bank is a federally chartered stock savings bank which conducts its business from its main office in Bordentown, New Jersey and two branch offices located in Florence and Mt. Laurel, New Jersey. The Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). The Company's common stock is traded on the OTC Bulletin Board under the symbol "FNSW."

         This release may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Farnsworth Bancorp, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


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